Exhibit 99.1

SIGMA DESIGNS, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

On February 15, 2018, Sigma Designs, Inc. (the “Company”) along with its direct wholly-owned subsidiary, Sigma Designs Technology Singapore Pte. Ltd., a company organized under the laws of Singapore (“Seller”), completed the previously announced sale (the “Transaction”) of all of the issued and outstanding shares of Sigma Designs Israel S.D.I Ltd., a company organized under the laws of Israel and a wholly-owned subsidiary of Seller (“Sigma Israel”), pursuant to the terms of that certain Share Purchase Agreement (the “Purchase Agreement”), dated February 6, 2018, with Integrated Silicon Solution (Cayman), Inc., a company organized under the laws of the Cayman Islands (“Buyer”). Sigma Israel conducts the Company’s Media Connectivity business, consisting primarily of the Company’s HomePNA and G.hn product lines. Pursuant to the Purchase Agreement, Seller sold to Buyer all of the issued and outstanding shares of Sigma Israel for $28,000,000, payable in cash, and adjusted for Sigma Israel’s cash and debt at closing and other adjustments for fluctuations in working capital. The consideration paid at closing and received by the Company was $23,464,101. This amount included a deduction of $335,599 in purchase price adjustments for fluctuations in working capital, and excluded $4,200,000 which is being held in escrow subject to customary adjustments after closing.

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of the Company, with pro forma adjustments to reflect the disposition of Sigma Israel pursuant to the Purchase Agreement. Beginning with the quarter ending April 28, 2018, the historical financial results of Sigma Israel for periods prior to the closing of the transactions under the Purchase Agreement will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated balance sheet of the Company as of October 28, 2017 is presented as if the disposition of Sigma Israel had occurred on October 28, 2017. The unaudited pro forma condensed consolidated statements of income for the nine months ended October 28, 2017 and the years ended January 28 2017, January 30, 2016, and January 31, 2015, are presented as if the disposition of Sigma Israel had occurred on February 2, 2014, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated financial information and the related notes should be read in conjunction with the Company’s audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2017, and the Company’s unaudited financial statements and the notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended October 28, 2017.

The unaudited pro forma condensed consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions that the Company believes are reasonable. This unaudited pro forma condensed consolidated financial information is presented for informational purposes only, and does not purport to represent what the Company’s results of operations or financial position would have been had the disposition of Sigma Israel occurred on the dates indicated, or to project the results of operations for any future periods.

SIGMA DESIGNS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
October 28, 2017
(In thousands, except share and per share data)

		Pro Forma
	As Reported	Adjustments (B)	Pro Forma
ASSETS
Current assets			-
Cash and cash equivalents	$69,219	$23,464	$92,683
Short-term marketable securities	-	-	-
Restricted cash	325	(325)	-
Accounts receivable	19,628	(2,531)	17,097
Inventory	13,679	(373)	13,306
Prepaid expenses and other current assets	7,869	(551)	7,318
Total current assets	110,720	19,684	130,404

Long-term marketable securities	-	-	-
Software, equipment and leasehold improvements, net	18,135	(454)	17,681
Intangible assets, net	21,957	(1,288)	20,669
Goodwill	10,594	-	10,594
Deferred tax assets	741	(545)	196
Long-term investments	910	-	910
Other non-current assets	4,138	4,200	8,338
Total assets	$167,195	$21,597	$188,792

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,478	$(281)	$14,197
Accrued compensation and related benefits	10,020	(1,206)	8,814
Accrued liabilities	16,147	(467)	15,680
Total current liabilities	40,645	(1,954)	38,691

Income taxes payable	12,929	-	12,929
Deferred tax liabilities	287	-	287
Other long-term liabilities	5,439	(1,689)	3,750
Total liabilities	59,300	(3,643)	55,657

Shareholders’ equity
Preferred stock; no par value, 2,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock and additional paid-in capital; par value NIS 0.01; 75,048,000 shares authorized; 18,337,360 issued and outstanding as of January 28, 2017	518,248	-	518,248
Treasury stock, at cost, 4,675,749 shares as of January 28, 2017 and January 30, 2016	(88,336)	-	(88,336)
Accumulated other comprehensive loss	(891)	-	(891)
Accumulated deficit	(321,126)	25,240	(295,886)
Total shareholders’ equity	107,895	25,240	133,135
Total liabilities and shareholders’ equity	$167,195	$21,597	$188,792

SIGMA DESIGNS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED OCTOBER 28, 2017
(In thousands, except per share data)

		Pro Forma
	As Reported	Adjustments (A)	Pro Forma
Net revenue	112,934	(17,979)	94,955
Cost of revenue	58,374	(6,785)	51,589
Gross profit	54,560	(11,194)	43,366
Operating expenses
Research and development	53,380	(5,765)	47,615
Sales and marketing	17,498	(1,700)	15,798
General and administrative	15,899	(583)	15,316
Restructuring costs	2,529	-	2,529
Impairment of IP, mask sets and design tools	8,469	-	8,469
Total operating expenses	97,775	(8,048)	89,727
Loss from operations	(43,215)	(3,146)	(46,361)
Gain on sale of development project	0	-	-
Impairment of privately-held investments, net of gain on sale	0	-	-
Interest and other income (expenses), net	(1,076)	(419)	(1,495)
Loss before income taxes	(44,291)	(3,565)	(47,856)
Provision for income taxes	2,329	(591)	1,738
Net loss	(46,620)	(2,974)	(49,594)
Net loss per common share:
Basic	38,359	38,632	38,632
Diluted	38,632	38,632	38,632
Shares used in computing net loss per share:
Basic	$(1.22)	$(0.08)	$(1.28)
Diluted	$(1.21)	$(0.08)	$(1.28)

SIGMA DESIGNS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JANUARY 28, 2017
(In thousands, except per share data)

		Pro Forma
	As Reported	Adjustments (A)	Pro Forma
Net revenue	220,544	(46,013)	174,531
Cost of revenue	114,565	(19,379)	95,186
Gross profit	105,979	(26,634)	79,345
Operating expenses
Research and development	73,993	(8,189)	65,804
Sales and marketing	23,300	(3,356)	19,944
General and administrative	18,860	(983)	17,877
Restructuring costs	-	-	-
Impairment of IP, mask sets and design tools	1,148	-	1,148
Total operating expenses	117,301	(12,528)	104,773
Loss from operations	(11,322)	(14,106)	(25,428)
Gain on sale of development project	-	-	-
Impairment of privately-held investments, net of gain on sale	(885)	-	(885)
Interest and other income, net	539	(270)	269
Loss before income taxes	(11,668)	(14,376)	(26,044)
Provision for income taxes	6,647	(151)	6,496
Net loss	(18,315)	(14,225)	(32,540)
Net loss per common share:
Basic	37,429	37,429	37,429
Diluted	37,429	37,429	37,429
Shares used in computing net loss per share:
Basic	$(0.49)	$(0.38)	$(0.87)
Diluted	$(0.49)	$(0.38)	$(0.87)

SIGMA DESIGNS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JANUARY 30, 2016
(In thousands, except per share data)

		Pro Forma
	As Reported	Adjustments (A)	Pro Forma
Net revenue	227,250	(54,707)	172,543
Cost of revenue	114,090	(22,247)	91,843
Gross profit	113,160	(32,460)	80,700
Operating expenses
Research and development	68,784	(8,521)	60,263
Sales and marketing	22,877	(4,020)	18,857
General and administrative	20,862	(1,018)	19,844
Restructuring costs	9	-	9
Impairment of IP, mask sets and design tools	1,783	(1,365)	418
Total operating expenses	114,315	(14,924)	99,391
Loss from operations	(1,155)	(17,536)	(18,691)
Gain on sale of development project	7,551	-	7,551
Impairment of privately-held investments, net of gain on sale	159	-	159
Interest and other income, net	794	741	1,535
(Loss) income before income taxes	7,349	(16,795)	(9,446)
Provision for income taxes	7,191	(2,160)	5,031
Net (loss) income	158	(14,635)	(14,477)
Net (loss) income per common share:
Basic	35,890	35,890	35,890
Diluted	36,669	36,669	35,890
Shares used in computing net (loss) income per share:
Basic	$0.00	$(0.41)	$(0.40)
Diluted	$0.00	$(0.40)	$(0.40)

SIGMA DESIGNS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JANUARY 31, 2015
(In thousands, except per share data)

		Pro Forma
	As Reported	Adjustments (A)	Pro Forma
Net revenue	188,313	(77,312)	111,001
Cost of revenue	92,967	(29,452)	63,515
Gross profit	95,346	(47,860)	47,486
Operating expenses
Research and development	67,482	(10,310)	57,172
Sales and marketing	22,290	(5,188)	17,102
General and administrative	19,641	(1,388)	18,253
Restructuring costs	999	(842)	157
Impairment of IP, mask sets and design tools	2,811	-	2,811
Total operating expenses	113,223	(17,728)	95,495
Loss from operations	(17,877)	(30,132)	(48,009)
Gain on sale of development project	-	-	-
Impairment of privately-held investments, net of gain on sale	(602)	-	(602)
Interest and other income, net	1,771	1,587	3,358
Loss before income taxes	(16,708)	(28,545)	(45,253)
Provision for income taxes	4,993	(3,618)	1,375
Net loss	(21,701)	(24,927)	(46,628)
Net loss per common share:
Basic	34,693	34,693	34,693
Diluted	34,693	34,693	34,693
Shares used in computing net loss per share:
Basic	$(0.63)	$(0.72)	$(1.34)
Diluted	$(0.63)	$(0.72)	$(1.34)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

1. BASIS OF PRESENTATION

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to Sigma Israel, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Sigma Israel disposition. The pro forma condensed consolidated statements of income do not reflect an estimated gain or loss on the sale of Sigma Israel.

2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(A)	These adjustments reflect the elimination of revenue and expenses associated with Sigma Israel, including corporate support resources assigned to the business unit.
(B)

These adjustments reflect the disposition of Sigma Israel as if the transaction occurred on October 28, 2017, which was sold for $28.0 million in cash and adjusted for Sigma Israel’s cash and debt at closing and other adjustments for fluctuations in working capital of approximately $0.3 million, less estimated transaction costs. Transaction costs are estimated to be approximately $0.4 million. Approximately $4.2 million of cash will be held in escrow for a period of time following the closing as a source of recovery for indemnification claims by the Buyer. Retained earnings reflect the estimated after-tax gain from the transaction. Income taxes were determined to be negligible and not included as part of the pro form adjustments.